REGISTRATION RIGHTS AGREEMENT




This Registration Rights Agreement is made as of February 9, 1995 by and among Solomon Dutka ("Dutka"), the Estate of Irving Roshwalb (the "Estate"),
H. Arthur Bellows, Jr. ("Bellows") (Dutka, the Estate and Bellows being referred to herein from time to time each individually as a "Shareholder" and collectively as the "Shareholders") and The Triangle Corporation, a Delaware corporation (the "Company").


                         W I T N E S S E T H:

      Whereas, Dutka and the Estate will acquire shares of common stock, par value $.01 per share, of the Company (the "Common Stock") as a result of a merger (the "Merger") of Audits and Surveys, Inc., a New York corporation ("A&S") into the Company pursuant to a Merger Agreement dated as of August 10, 1994, as amended to date, by and between A&S and the Company (the "Merger Agreement");

      Whereas, Bellows is currently a holder of Common Stock of the Company and will continue to be a holder of Common Stock of the Company following the Merger;

      Whereas, the Shareholders and the Company desire to provide certain registration rights in connection with the Common Stock; and

      Whereas, at the effective time of the Merger the Company will change its name to "Audits & Surveys Worldwide, Inc.";

      Now, Therefore, in consideration of the premises and of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:


                              ARTICLE I.

                          REGISTRATION RIGHTS

      Section 1.01. Demand Registration. (a) The Company agrees that upon receipt of a written request therefor from Dutka alone or together with Estate in accordance with and subject to the provisions of this Article I (a "Demand Request"), the Company shall, as promptly as practicable thereafter, file with the Securities and Exchange Commission (the "SEC") a registration statement (a "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") to register for distribution to the public the Common Stock specified in the Demand
Request and thereafter shall file such amendment or amendments to such Registration Statement as shall be necessary to cause the same to become effective and to remain effective for the period specified in Section
1.01(b). If the applicable requirements therefor are met, the Registration Statement shall be filed on Form S-3; otherwise the Registration Statement shall be filed on such form as the Company may be entitled or required to utilize under the rules and regulations of the SEC then in effect. Subject to the provisions of Section 1.01(c), Dutka and the Estate shall be entitled to have only one Registration Statement declared and kept effective for the period specified in Section 1.01(b).

      (b)The Demand Request shall be for the registration of not less than 900,000 and not more than 3,250,000 shares of Common Stock, which numbers shall be proportionally adjusted to reflect any stock dividend, subdivision, reclassification, recapitalization, split-up, combination or exchange of shares or the like. Except as otherwise specified in this Agreement, the Company shall be obligated to obtain and maintain the effectiveness of the Registration Statement for one hundred and eighty (180) days, which period shall be extended by the length of any period or periods of market standoff pursuant to Section 1.10. The Demand Request may be made at any time commencing six months after the effective time of the Merger.

      (c)The Demand Request will be deemed not to have been made (i) if at any time prior to the effective date of the Registration Statement the Shareholder or Shareholders who made the Demand Request advise the Company in writing that he or they are withdrawing such Demand Request, that such withdrawal is based upon a good faith belief that market conditions are adverse for an offering of his, it or their shares of Common Stock and that he, it or they will reimburse the Company for its or their respective fees and expenses incurred to such date in preparing such Registration Statement or (ii) in accordance with Section 1.03 or Section 1.06.

      Section 1.02. Piggyback Registration. In the event that the Company has received a Demand Request from Dutka alone or together with the Estate or if the Company determines in its sole discretion to register any of its Shares of Common Stock for its own account (a "Primary Offering"), the Company shall promptly give each Shareholder written notice (a "Notice") of its intent to file a Registration Statement, the underwriter therefor (if any) and the number of shares of Common Stock of the Company, Dutka, or the Estate to be registered subject to the provisions of this Article I (including the underwriting requirements of Section 1.08). If, within fifteen (15) days after the Company gives the Shareholders a Notice, the Company receives from any Shareholder a written request to include in such Registration Statement shares of Common Stock of the Company owned by him, specifying the number of shares of Common Stock to be so included
(a "Piggyback Request"), the Company will include in such Registration Statement such number of shares of Common Stock or such lesser number of shares of Common Stock as the underwriter of such offering reasonably and in good faith determines will not materially and adversely affect such offering, as provided in Section 1.03.

      Section 1.03. Allocation of Common Stock Included in Registration Statement. In case the Company files a Registration Statement either as a Primary Offering or pursuant to a Demand Request, with or without a Piggyback Request (in either event, a "Request"), which is underwritten, if the underwriter shall advise the Company and the Shareholder or Shareholders whose shares of Common Stock of the Company are being included therein (individually, a "Selling Shareholder" and collectively, the "Selling Shareholders") in writing, that (i) the inclusion in any Registration Statement pursuant to this Agreement of some or all of the shares of Common Stock sought to be registered by the Selling Shareholders creates a substantial risk that the per share proceeds from the offer of such shares of Common Stock will be reduced or (ii) the number of shares of Common Stock sought to be registered is too large a number to be reasonably sold, then the number of shares of Common Stock sought to be registered by each Shareholder
(other than the Estate) shall first be reduced pro rata based upon the percentage of the shares of Common Stock which each such Shareholder requested be included in the Registration Statement and then, if necessary, the number of shares of Common Stock which the Estate requested be included in the Registration Statement shall be reduced.
If the reduction in the number of shares of Common Stock exceeds 15%, the Shareholder or Shareholders who made the Demand Request may withdraw the Demand Request within twenty-four (24) hours after having been advised of such reduction.

      Section 1.04. Obligation of the Shareholders. Any Request shall express the Shareholders' present intent to offer for public distribution pursuant to the prospectus included in the Registration Statement the number of shares of Common Stock included in the Request and contain an undertaking by the Shareholder to provide all such information and materials and to take all such actions as may be required in order to comply and permit the Company to comply with all applicable laws and the requirements of the SEC and to obtain acceleration of and maintain effectiveness of the Registration Statement as required by this Article I.

      Section 1.05.  Obligations of the Company.  The Company shall:

      (a) use its best efforts to have the Registration Statement declared effective as promptly as reasonably practicable except as provided in Section
1.06 and shall promptly notify the Selling Shareholders and such other persons as the Selling Shareholders designate, if any, and confirm such advice in writing (i) when such Registration Statement becomes effective, (ii) when any post-effective amendment to such Registration Statement becomes effective, (iii) when any request is made by the SEC for any amendment or supplement to such Registration Statement or any prospectus relating thereto or for additional information, and (iv) when such Registration Statement must be supplemented or amended;

      (b) make available for inspection and copying by any underwriters participating in any disposition of Common Stock and any attorney, accountant or other agent retained by any Selling Shareholder or underwriter, all financial and other records reasonably necessary to permit such persons to demonstrate that they have conducted a "reasonable investigation", as that term is used in Section 11 of the Securities Act, of matters described in the Registration Statement and cause the appropriate officers of the Company to supply all such information reasonably requested by the Selling Shareholders, the underwriters or their agents in connection therewith;

      (c) use its best efforts to qualify, not later than the effective date of such Registration Statement, the shares of Common Stock being registered under such "blue sky" or other state securities laws as the Selling Shareholders may reasonably request; provided, however, that the Company shall not be obligated to qualify as a foreign corporation or as a dealer in securities in any jurisdiction other than New York State or to execute or file any general consent to service of process under the laws of any such jurisdiction where it is not so subject;

      (d) furnish to the Selling Shareholders such number of copies of the Registration Statement, each amendment thereto, the prospectus included in each such Registration Statement and each amendment thereto, each amendment or supplement to any prospectus and such other documents as the Selling Shareholders may reasonably request in order to facilitate the disposition of the Common Stock being registered; and

      (e) for a period of at least one hundred and eighty (180) days from the effective date of such Registration Statement, subject to extension for any period during which Selling Shareholders are not permitted to sell their shares of Common Stock thereunder, use its best efforts to keep such Registration Statement current and promptly amend or supplement such Registration Statement or the prospectus relating thereto to the extent necessary to permit the completion within said period, in compliance with the Securities Act, of the sale or distribution of the shares of Common Stock being registered. If at any time the SEC should institute or threaten to institute any proceedings for the purpose of issuing a stop order suspending the effectiveness of any such Registration Statement, the Company will promptly notify the Selling Shareholders thereof and will use all reasonable efforts to prevent the issuance of any such stop order or to obtain the withdrawal thereof as soon as possible. The Company will promptly advise the Selling Shareholders of any order or communication of any public board or body addressed to the Company suspending or threatening to suspend the qualification of any of the shares of Common Stock being registered for sale in any jurisdiction or of any other reason for the suspension of sales of Common Stock in any jurisdiction.

      Section 1.06. Conditions to the Obligations of the Company. the Company shall be entitled to postpone, for up to one hundred and eighty (180) days, the preparation or filing of any Registration Statement otherwise required to be prepared and filed by it pursuant to this Agreement and the satisfaction of its obligations under Section 1.05, if the Company would be required to prepare any financial statements other than those it customarily prepares or if the Board of Directors of the Company determines in its reasonable business judgment that such registration and offering would interfere with any material financing, acquisition, corporate reorganization or other material corporate transaction or material development involving the Company and if the Company promptly gives the Shareholder or Shareholders who made the Demand Request written notice of such determination; provided that in any such event, the Company shall use all reasonable efforts to minimize the duration of the postponement. If the Company shall so postpone the filing of a Registration Statement, the Shareholder or Shareholders who made the Demand Request shall have the right to withdraw such Request by giving written notice to the Company within twenty (20) days after the receipt of the notice of postponement, in which event the Demand Request shall be deemed to have not been made. The Company shall have the right in its sole discretion to withdraw any Registration Statement which covers in whole or in part a Primary Offering.

      Section 1.07. Expenses of Registration. All expenses (other than underwriting or brokerage discounts and commissions and transfer taxes) incurred in connection with a Registration Statement and the "blue sky" qualifications related thereto, including without limitation, all registration and qualification fees, printers' and accounting fees and fees and disbursements of counsel for the Company, shall be borne by the Company; except that the Company will not bear fees or expenses of any attorney, accountant or other person retained by a Shareholder unless that person has also been retained by the Company to render like services to it in connection with the Registration Statement.

      Section 1.08. Underwriting Requirements. The Company shall have the right to require that any offering of shares of Common Stock pursuant to a Request be underwritten. The Company shall have the right to approve (such approval not to be unreasonably withheld or delayed) the underwriter or underwriters, including the managing or lead underwriter or underwriters, who are to undertake any offering of shares of Common Stock of the Company with respect to which Dutka and the Estate have registration rights pursuant to
Section 1.01 hereof. The Company shall have the right in its sole discretion to select the underwriter or underwriters, including the managing or lead underwriter or underwriters, who are to undertake any Primary Offering, including one which contains shares of Common Stock offered for sale by the Selling Shareholders. No Shareholder may participate in any underwritten offering hereunder unless such Shareholder agrees to sell his shares of Common Stock on the basis provided in any underwriting arrangements approved by the Company and completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

      Section 1.09. Indemnification. In the event any shares of Common Stock are included in a Registration Statement pursuant to this Article I, to the extent permitted by law, the Company will indemnify and hold harmless the Shareholders, any underwriter (as defined in the Securities Act) for the Company or acting on behalf of the Shareholders, each Shareholder and each person, if any, who is a director, officer, agent, partner or shareholder of, or who controls, any Shareholder or such underwriter, against losses, claims, damages or liabilities customarily indemnified against in secondary offerings, underwritten or not, as the case may be.
In addition, each Shareholder whose shares of Common Stock are included in a Registration Statement agrees, to the extent permitted by law, severally but not jointly, to indemnify and hold harmless the Company, any underwriter, each other Shareholder whose shares of Common Stock are included in such Registration Statement and each person, if any, who is a director, officer, agent, partner or shareholder of, or who controls, the Company, such underwriter or such other Shareholders, against losses, claims, damages or liabilities with respect to information provided by such Shareholder in writing specifically for inclusion in the Registration Statement. The indemnification provided for in this Section
1.09 shall, at the Company's option, be pursuant to either the underwriting agreement (if any) or a separate indemnification agreement and shall include equitable contribution based upon considerations of relative fault in the manner and to the extent customarily provided.

      Section 1.10. Market Stand-Off Agreement. If requested by the Company and an underwriter, or as otherwise required by applicable law, no Shareholder shall sell any securities of the Company (other than those included in the Registration Statement) from such request through and including the one hundred eighty (180) day period following the effective date of the Registration Statement, provided that all other executive officers and directors of the Company enter into similar agreements. The obligations described in this Section 1.10 shall not apply to a Registration
Statement relating solely to employee benefit plans or a registration statement relating solely to a Rule 145 transaction. The Company may impose stop-transfer instructions with respect to the securities subject to the foregoing restrictions until the end of such one hundred eighty
(180) day period. The Company agrees not to offer or sell any shares of its Common Stock (or securities convertible into or exercisable for shares of its Common Stock) in an underwritten registered public offering for a like period if requested by any underwriter of any offering of shares of Common Stock effected by a Registration Statement pursuant to a Request.

      Section 1.11. Limitations on Dutka and Bellows. Notwithstanding anything to the contrary contained herein, neither Dutka nor Bellows may include in any Registration Statement filed under this Agreement more than 20% of the number of shares of Common Stock owned by him at the effective time of the Merger and giving effect thereto. The foregoing limitation shall expire on the earlier of (i) the second anniversary of the effective time of the Merger or (ii) the termination without cause of such person's employment by the Corporation.


                               ARTICLE II

                     REPRESENTATIONS AND WARRANTIES

      Section 2.01. Representations and Warranties of Shareholders. Each Shareholder hereby represents and warrants to the other parties hereto as follows:

            (a) Such Shareholder has full legal right, power, authority and capacity to enter into and perform this Agreement. This Agreement is a valid and binding obligation of such Shareholder enforceable against such Shareholder in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

            (b) Neither the execution and delivery of this Agreement by such Shareholder nor the consummation by such Shareholder of the transactions contemplated hereby conflicts with or constitutes a violation of or default under any statute, law, rule, regulation, order or decree applicable to such Shareholder, or any contract, commitment, agreement, arrangement or restriction of any kind to which such Shareholder is a party or by which such Shareholder is bound.

      Section 2.02. Representations and Warranties of the Company. The Company hereby represents and warrants to the other parties hereto as follows:

            (a) The Company has full legal right, power and authority to enter into and perform this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on behalf of the Company. This Agreement is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

            (b) Neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby conflicts with or constitutes a violation of or default under the Certificate of Incorporation or By-Laws of the Company, any statute, law, rule, regulation, order or decree applicable to the Company, or any contract, commitment, agreement, arrangement or restriction of any kind to which the Company is a party or by which the Company or any of its assets are bound.


                                ARTICLE III.

                               MISCELLANEOUS


      Section 3.01. Entire Agreement. This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof.

      Section 3.02. Enforcement. (a) The Shareholders and the Company each acknowledge and agree that irreparable damage would occur if any of the provisions of this Agreement were not complied with in accordance with their specific terms. Accordingly, each of the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically its provisions in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they may be entitled at law or in equity.

      (b) No failure or delay on the part of any party in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

      Section 3.03. Governing Law. This Agreement will be governed by and construed and enforced in accordance with the internal laws of the State of New York without giving effect to the conflict of laws principles thereof.

      Section 3.04. Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable, the remaining provisions of this Agreement shall remain in full force and effect.

      Section 3.05. Headings. Descriptive headings are for convenience of reference only and will not control or affect the meaning or construction of any provision of this Agreement.

      Section 3.06. Counterparts. This Agreement may be executed in two or more counterparts, and each such executed counterpart will be an original instrument.

      Section 3.07. Notices. All notices, consents, requests, instructions, approvals and other communications provided for in this Agreement and all legal process in regard to this Agreement will be validly given, made or served, if in writing and delivered personally, by telecopy (except for legal process) or sent by overnight delivery service providing a receipt for delivery or by registered mail postage paid.

                        If to the Company, to it at:

                        650 Avenue of the Americas
                        New York, NY  10011
                        212-637-9700
                        212-243-5748 (fax)

                        If to Dutka, to him at:

                        2600 Netherland Avenue
                        Riverdale, NY  10463
                        718-543-1567

                        If to the Estate, to it at:

                        9 Sycamore Drive
                        Great Neck, NY  11021
                        516-466-3679

                        If to Bellows, to him at:

                        15 Upper Cross Road
                        Greenwich, CT  06831
                        203-869-7024

or to such other address or telecopy number as any party may, from time to time, designate in a written notice given in a like manner. Notice by telecopy shall be deemed delivered on the date telephone confirmation of receipt is given.

            Section 3.08. Assignment; No Third-Party Beneficiaries. Except as expressly provided in this Agreement, this Agreement and the rights, duties and obligations hereunder may not be assigned or delegated by any party without the prior written consent of the Company and the Shareholders, except it shall be assignable to, and binding upon, any successor to the business of the Company, the Estate, or beneficiaries of Dutka or Bellows, the beneficiaries of the Estate, and Allan Roshwalb. Any other assignment or delegation of rights, duties or obligations hereunder made without the prior written consent of the Company and the Shareholders shall be void and of no effect. This Agreement is intended for the benefit of and is enforceable only by the Company and the Shareholders and shall be binding upon the Shareholders, the Company, the respective estates and legal representatives of each Shareholder and any successor of the Company.

            Section 3.09. Term. This Agreement is being signed in contemplation of the Merger Agreement, shall become operative upon the effective time of the Merger and shall continue in full force and effect until the completion and/or the expiration of the respective rights and obligations herein. In the event the Merger Agreement is terminated, this Agreement shall terminate upon the termination of the Merger Agreement.


            In Witness Whereof, the parties hereto have caused this Agreement to be executed as of the date first referred to above.


                                    The Triangle Corporation


                                    By:  /s/H. Arthur Bellows
                                       --------------------------
                                        Name:  H. Arthur Bellows
                                        Title: Chairman and President



                                         /s/ Solomon Dutka
                                      ---------------------------
                                          Solomon Dutka


                                    Estate of Irving Roshwalb


                                    By:  /s/Marilyn Roshwalb
                                       --------------------------
                                        Name:  Marilyn Roshwalb
                                        Title: Executrix


                                        /s/H. Arthur Bellows, Jr.
                                       ---------------------------
                                          H. Arthur Bellows, Jr.